Exhibit 10.16
INDIA NON JUDICIAL Government of Karnataka

Certificate No.	IN-KA629022790962aai
Certificate Issued Date	26-Nov-2021 09:45 AM
Account Reference	NONACC (Fl)/ kaksfcl08/BILEKAHALLI! KA-BA
Unique Doc Reference	SUB1N-KAKAKSFCL0875207327709001T
Purchased by	GIRISH SUBRAMANYA
Description of Document	Article 30 Lease et Immovable Property
Description Consideration	RENTAL AGREEMENT
Price (Rs )	0
(Zero)
First Party	RAJESH S GOMA
Second Party	GIRISH SUBRAMANYA
Stamp Duty Paid By	G1RISH SUBRAMANYA
Stamp Duty Arnount (Rs.)	100
(One Hundred only)

RENTAL AGREEMENT

This indenture of RENTAL AGREEMENT is made and executed on this day of 01st of December 2021, at Bangalore by and between:

Mr. Rajesh S Gowda
No.45 Yasha Ganga 1st main,
Samrat Layout.
Arekere Bannerghatta road,
Bangalore-560076.

Hereinafter called the LESSOR / OWNER of the one part;

Mr.Girish Subramanya,
Connectm Technology Solution Pvt Ltd,
#204/205, Bannerghatta Main Road,
Arekere Gate,
Bangalore-560076.
Mob:+91-9980472887.
GST No:29AADCC0973C1ZV

Hereinafter called me LESSEE/TENANT of the other part;

The terms LESSOR and the LESSEE shall mean and include all their representatives, administrators, legal heirs, successors and assignees etc.

The Owner is the absolutely owner of the building No.178 R R Enclave, Ground Floor, 2nd Cross, B T S Layout, Arakere, Bannerghatta road, Bangalore-5600 76. And enjoying the property without any legal hindrances.

Upon the request of the Lessee the Lesser has agreed to let out the Two bedroom hall kitchen, & toilet ,bathroom accommodation more fully described in the schedule on a monthly rental basic after due negotiations for residential purpose only.

NOW THIS AGREEMENT WITNESSED AS FOLLOWS:

1.The Lessee has agreed to pay the monthly rent of Rs.10,000/- (Rupees Ten thousand only) per month on before 10th every Calendar month.

2.The tenancy is for a period of 11 months commencing from 01st December 2021 Which shall be continued consent between both the parties.

3.The Lessee has paid a sum of Rs.50,000/-(Rupees Fifty Thousand

.01only)by the way of to the owner towards security deposit, which shall be refundable to the tenant without any interest at the time of vacating and handing over the schedule premises to the owner.

4.The Lessee shall make use of the premises for residence purpose for which it is taken and shall not sublet, underlet or do any alterations, or put up any permanent structures without prior permission from the owner.

5.Whereas the lessee should intimate before 30 days notice if he wants to vacate the house and the same lesser also should intimate the lessee to vacate the house, if he/ she needs before one months notice.

6.The agreement is for a period of 11 months. The lessee may have the option to renew the rental agreement after the expiry of the tenancy period.

7.The Lessee during the period of the tenancy shall keep the premises neat and good and tenantable condition subject to normal wear and tear.

8.The Lessee shall not cause any disturbance and live peacefully without harming the interest of the neighbors and by observing, performing and fulfilling the above terms and conditions regularly without any default.

9.On the Lessee committing any default in paying monthly rent continuously, for a period of three months the owner shall be at liberty to take possession of the schedule premises without prior notice of termination of the agreement and without waiting for full period of the agreement.

10.The Lessee shall pay the electricity charges of every month regularly.

11.The Lessee shall pay the additional RS.500 Water & Motor Pumping Charges.

11. The Lessee may continue by paying additional 05% on the rent after the period of Agreement.

12.In cause of any major damages done to the schedule premises, the cost Shall be deducted from the security deposit at the time of vacating the Premises.

13.The Lessee has to repaint the Schedule premises or has to pay the painting charges. If lessee vacate the premises before 11 Months one month rent will be deducted from the security deposit.

SCHEDULE

All that piece and parcel of the property bearing No.178, R.R. Enclave, Ground Floor, 2nd Cross B T S Layout Arakere Bannerghatta road Bangalore-5600 76. Consisting of Two bedroom, Hall, Kitchen, Bathroom, Toilet and all Right of easements appurtenances, advantages, either latent or patent attached to the schedule property.

FITTINGS: Fans : 3 nos.Tubelights: 5 nos.Geyser : 1 nos. Wood work in Bedroom and Kitchen.
WITNESSES:
LESSOR

2.	LESSEE